UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2019

County Bancorp, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-36808	39-1850431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 South 44th Street

Manitowoc, Wisconsin 54221

(Address of principal executive offices) (Zip code)

(920) 686-9998

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).         Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2019, the Board of Directors of County Bancorp, Inc. (the “Company”) elected Patrick J. Roe as a director of the Company and the Company’s wholly owned subsidiary, Investors Community Bank. Mr. Roe will serve as a Class II director of the Company, with a term expiring at the Company’s 2019 annual meeting of shareholders. Mr. Roe will be entitled to receive the compensation payable to non-employee directors of the Company, as disclosed in the Company’s proxy statement for its 2018 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 2, 2018.

Mr. Roe served as the President of First Community Financial Partners, Inc. from March 2011 until July 2017, served as its Chief Operating Officer from 2013 until July 2017, served as its Chief Executive Officer from March 2011 to 2013, and served as one of its director from 2011 until July 2017. Mr. Roe served as the President and a director of First Community Financial Bank, a subsidiary of First Community Financial Partners, Inc., from 2013 until November 2017 and served as its Chief Operating Officer until November 2017. Prior to joining First Community Financial Partners, Inc. and First Community Financial Bank, Mr. Roe served as Chief Executive Officer and President of First Community Bank of Homer Glen & Lockport. He also was in banking for 9 years before joining Heritage Bank in 1984, where he served as President and a director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2019	COUNTY BANCORP, INC.

	By:	/s/ Mark A. Miller
	Name:	Mark A. Miller
	Title:	Secretary